SECURITIES AND EXCHANGE COMMISSION


                               Washington, D.C.  20549


                                   AMENDMENT NO.1


                                     FORM 8-K


                                  CURRENT REPORT


                         Pursuant to Section 13 or 15(a) of
                        the Securities Exchange Act of 1934


                                 Date of Report

                                  July 25, 1996



                             COMPUDYNE CORPORATION
             (Exact name of registrant as specified in its charter)



                                   NEVADA
                (State or other jurisdiction of incorporation)


           1-4245                                    23-1408659
 (Commission File Number)                 (IRS Employer Identification No.)


        120 Union Street
        Willimantic, Connecticut                        06226
(Address of principal executive office)               (Zip Code)



                   Registrant's telephone number, including area code
                                  (860) 456-4187




     This Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated July 25, 1996, is made in order to file, as required in Items 7(a) and 7(b), respectively, of Form 8-K, the audited financial statements of Shorrock Electronic Systems, Inc. ("Shorrock") and pro-forma financial information in connection with the Registrant's acquisition of all of Shorrock's common stock.

     Items 7(a) and 7(b) of the Registrant's Current Report on Form 8-K, dated July 25, 1996 are amended to read as follows:

Item 7.   Financial Statements and Exhibits

           (a)  Balance sheets of Shorrock as of December 31,
1994 and 1995, the related statements of income (loss) and accumulated deficit and cash flows for the years then ended, together with the report thereon by Deloitte & Touche LLP, independent accountants, are set forth as follows:

INDEPENDENT AUDITORS' REPORT

Shorrock Electronic Systems, Inc.:

We have audited the accompanying balance sheets of Shorrock Electronic Systems, Inc. (the Company), a wholly owned subsidiary of BET International Services Holdings, Inc., as of March 31, 1996 and April 1, 1995, and the related statements of operations, stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1996 and April 1, 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements for the year ended March 31, 1996 and April 1, 1995 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's recurring losses from operations and net stockholder's capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte & Touche LLP
June 28, 1996
Washington, D.C.

SHORROCK ELECTRONIC SYSTEMS, INC.

BALANCE SHEETS
MARCH 31, 1996 AND APRIL 1, 1995


                                                      1996           1995
ASSETS

ASSETS:
  Cash                                          $    96,904      $   142,824
  Accounts receivable - net of allowance
  for doubtful accounts of $136,230 and $74,241   1,058,529          926,983
  Claims receivable                                 252,355          252,355
  Inventory                                          96,960          121,943
  Property and equipment - net                      247,020          272,608
  Other                                              14,445           20,047

                                                $ 1,766,213      $ 1,736,760

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Accounts payable                              $   492,574      $   344,713
  Accrued expenses                                  163,212          232,878
  Note Payable to parent                         44,812,840       38,871,157

       Total liabilities                         45,468,626       39,448,748

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock - par value $1; 1,000
   shares authorized;
    770 shares issued and outstanding                  770               770
  Capital surplus                                2,405,480         2,405,480
  Retained earnings (deficit)                  (46,108,663)      (40,118,238)

       Total stockholder's deficit             (43,702,413)      (37,711,988)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT    $ 1,766,213        $1,736,760

See notes to financial statements.


SHORROCK ELECTRONIC SYSTEMS, INC.

STATEMENT OF OPERATIONS
YEARS ENDED MARCH 31, 1996 AND APRIL 1, 1995


                                                 1996               1995

REVENUES                                      $4,838,655        $4,211,917

COST OF SALES                                 (3,278,350)       (2,243,588)

GENERAL, ADMINISTRATIVE AND
  MARKETING EXPENSES                          (3,750,133)       (4,624,628)

          Operating loss                      (2,189,828)       (2,656,299)

OTHER EXPENSES (INCOME):
  Interest expense                             3,804,342         2,864,150
  Miscellaneous income                            (3,745)          (38,504)

NET LOSS                                     $(5,990,425)      $(5,481,945)

See notes to financial statements.


SHORROCK ELECTRONIC SYSTEMS, INC.

STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
YEARS ENDED MARCH 31, 1996 AND APRIL 1, 1995

                                Common    Paid-in      Retained
                                Shares    Capital      Earnings      Total

BALANCE, APRIL 1, 1994         $770    $2,405,480   $(34,636,293)  $(32,230,043)

  Net loss                      -          -          (5,481,945)    (5,481,945)

BALANCE, APRIL 1, 1995          770     2,405,480    (40,118,238)   (37,711,988)

  Net loss                      -          -          (5,990,425)    (5,990,425)

BALANCE, MARCH 31, 1996        $770    $2,405,480   $(46,108,663)  $(43,702,413)

See notes to financial statements.


SHORROCK ELECTRONIC SYSTEMS, INC.

STATEMENT OF CASH FLOWS
YEARS ENDED MARCH 31, 1996 AND APRIL 1, 1995


                                                          1996         1995
OPERATING ACTIVITIES:
Net loss                                              $(5,990,425)  $(5,481,945)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
   Depreciation                                            84,349        85,514
   Gain on sale of property                                (1,500)      (21,275)
   Change in assets and liabilities:
     (Increase) decrease in accounts receivable          (131,546)      883,391
     Decrease in inventory                                 24,983       282,094
     Decrease in other assets                               5,602        52,187
     Increase in accounts payable                         147,860       111,618
     (Decrease) increase in accrued expenses              (69,666)      130,848

         Net cash used in operating activities         (5,930,343)   (3,957,568)

INVESTING ACTIVITIES:
 Additions to property                                    (58,760)     (226,940)
 Sale of property                                           1,500        26,576

         Net cash used in investing activities            (57,260)     (200,364)

FINANCING ACTIVITIES:
 Proceeds from note payable to parent                   5,941,683     4,116,370

        Net cash provided by financing activities       5,941,683     4,116,370

NET DECREASE IN CASH AND CASH EQUIVALENTS                (45,920)       (41,562)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                      142,824        184,386

CASH AND CASH EQUIVALENTS, END OF YEAR              $     96,904    $   142,824

SUPPLEMENTAL DISCLOSURE:
  Cash paid during the year for interest           $  3,804,342     $ 2,864,151


See notes to financial statements.


SHORROCK ELECTRONIC SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1996 AND APRIL 1, 1995

1.   ORGANIZATION

     Shorrock Electronic Systems, Inc. (SES) was incorporated in the State of Maryland on June 25, 1985, and is a wholly owned subsidiary of BET International Services Holdings, Inc. (the Parent). SES designs, installs and maintains physical security systems primarily for U.S. correctional facilities.

     Fiscal Year - The Company utilizes a 52-week fiscal year that ends on the Saturday of the last week in March.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventory - Inventories are stated at the lower of cost or market on a first-in first-out (FIFO) basis.

     Property and Equipment - Property and equipment is stated at cost. The estimated useful lives used for depreciation are as follows:

                                                                Estimated
                                                                Useful Life
     Automobiles and equipment                                     5-7 years
     Office furniture/fixtures                                    10 years

     Leasehold improvements are amortized over the lesser of the term of the lease or estimated remaining useful life.

     Maintenance and repairs of depreciable property are charged to expense. Renewals and betterments, where significant in amount, are capitalized.

     Revenue Recognition - Revenue is recognized on the percentage-of-completion method as work is performed based on the relationship between actual costs incurred and total estimated costs at completion. Revenue and gross profit are adjusted prospectively for revisions in estimated total contract costs and contract values. Estimated losses are recorded when identified. Revenue from operation and maintenance and rental contracts is recognized over the period of the contract on a straight-line basis.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Income Taxes - The Company's operations are included in its Parent's consolidated Federal and state income tax returns. The Company accounts for income taxes on a separate company basis in accordance with SFAS
No. 109, Accounting for Income Taxes. Deferred income taxes result primarily from temporary differences in reporting for financial and income tax purposes, depreciation, and allowance for doubtful accounts.

3.   ACCOUNTS RECEIVABLE

     Included in accounts receivable are amounts for fee retention of $299,000 and $126,000 at March 31, 1996, and April 1, 1995, respectively, which are expected to be collected at the completion of the contracts.

4.   CLAIMS RECEIVABLE

     In August 1993, the Company filed a claim against the Department of Corrections of the State of California (CDC) for recovery of costs incurred in connection with the development and installation of security systems in new prisons. The Company originally recorded approximately $1,415,000 in receivables in connection with this claim. In July 1996, the arbitrator awarded Shorrock approximately $243,000 plus interest in full settlement of the claim. As a result, this awarded amount has been reflected in claims receivable for the years ended March 31, 1996, and April 1, 1995. The amount recorded in excess of the $243,000 awarded was recorded as bad debt expense for the year ended April 1, 1995, to reflect the net realizable value.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 31, 1996, and April 1, 1995:


                                            1996                 1995

    Office furniture                     $381,384             $381,384
    Automobiles                           439,851              397,571
    Furniture and fixtures                 54,096               54,096
    Equipment                             141,938              141,938

             Total                      1,017,269              974,989

    Less: Accumulated depreciation and   (770,249)            (702,381)
               amortization

           Property and equipment, net $  247,020           $  272,608

6.     INCOME TAXES

       The Company has provided for income taxes on a separate company basis. Due to its operating losses, no provisions for income taxes have been recorded for the years ended March 31, 1996 and April 1, 1995, respectively. On a separate company basis, the tax effects of the temporary differences would have given rise to a deferred tax asset of approximately $8.9 million and $8.7 million, generated primarily from net operating loss carryforwards, as of March 31, 1996 and April 1, 1995, respectively. Since it has been the intention of BET to sell SES for the past several years, a valuation allowance for the entire amount of the deferred asset has been recorded for the years ended March 31, 1996 and April 1, 1995.

7.     NOTE PAYABLE TO PARENT

       The Company has an informal arrangement with an affiliate for a revolving line of credit as needed for the general operations of the Company. Under such financing arrangement, there is no stipulated credit limit or term, the amounts outstanding accrue interest based on the prime rate less 1/4%. The interest rate at March 31, 1996, was 8.00%.
The fair value of the note payable is estimated to be equal to the carrying value based on borrowing rates currently available with similar terms and maturities.

8.     LEASES

       The Company has noncancelable operating leases related to office space.

       Future minimum lease commitments under these leases are summarized as follows:


1997                                                       $ 77,152
1998                                                         49,618
1999                                                         47,855
2000                                                         48,333
2001                                                         48,816

       Total minimum lease payments                        $271,774

       Rent expense under operating leases was approximately
$83,300 and $81,942, respectively, for 1996 and 1995.

9.     401(K) PLAN

       The Company participates in the Parent's 401(k) plan, BET 401(k) Profit Sharing Plan, which covers substantially all employees upon completion of one year of service. The Plan allows qualified employees to make voluntary contributions of up to 15% of their eligible compensation. The Company matches 50% of the employees' voluntary contributions up to a maximum of 5% of the employees' compensation. Additionally, the Company can make additional contributions at its discretion. The Company matches an employee's contribution after one year of service, and the Plan requires five years of service before the employee becomes fully vested in the Company's matching contributions. The Company's contributions totaled $35,392 and $33,139 during 1996 and 1995, respectively.

       Upon the acquisition of Company as indicated in Note 11, the members of the 401(k) plan shall be fully vested as of the acquisition date and the accounts from BET 401(k) plan will be transferred to the trust maintained in connection with CompuDyne Corporation 401(k) Retirement Savings Plan.

10.    GOING CONCERN

       The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained operating losses in recent years which has generated a net stockholder's capital deficiency. In addition, the Company has a note payable, as described in Note 7, to its parent company of approximately $44.8 million as of March 31, 1996, which it is unable to repay based upon its current net outflow of cash necessary to sustain its operations.

       The Company anticipates that the debt will be forgiven in connection with the contemplated sale of the Company as further discussed in
Note 11.

       In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is based upon the Company's ability to resolve its financing requirements, and the success of its future operations. Management believes that actions presently being taken provide for the Company to continue as a going concern.

11.    SUBSEQUENT EVENTS

       On July 11, 1996, the Company was acquired by CompuDyne
Corporation (CompuDyne). CompuDyne purchased all of the outstanding stock of SES from the Parent company. Effective with this acquisition, the Company's name was changed to Quanta SecurSystems, Inc.

                               * * * * * *

           (b)  Pro-forma financial statements of CompuDyne
Corporation to reflect the acquisition of Shorrock, including (i) a consolidated balance sheet as at June 30, 1996; (ii) a consolidated statement of operations for the six months ended June 30, 1996; and (iii) a consolidated statement of operations for the year ended December 31, 1995 are as follows:

                       COMPUDYNE CORPORATION AND SUBSIDIARIES
                        PRO FORMA CONSOLIDATED BALANCE SHEET
                 ACQUISITION OF SHORROCK ELECTRONIC SYSTEMS, INC.
                               (In Thousands)
                                (Unaudited)

                               Balance as of    Shorrock    Capital    Proforma
                               June 30, 1996    Balance     Changes    Results

ASSETS
Current Assets
 Cash                                           (211)        250          39
 Accounts receivable, net        3,908           878                   4,786
 Inventories:
   Finished Goods                   71                                    71
   Work in process                 495                                   495
   Raw Materials and supplies      383           109                     492
       Total Inventories           949           109          0        1,058

Prepaid expenses and other
 current assets                     87            12                      99
       Total Current Assets      4,944           788        250        5,982

Non-current receivables,
related parties                     60                                    60

Property, plant and equipment,
at cost                          1,355         1,017                   2,372
 Less:  accumulated depreciation
        and amortization         (732)         (786)                  (1,518)
 Net property, plant and
  equipment                       623           231           0          854

Goodwill & other assets, net    1,104                      (340)         764
Promissory notes receivables       39                                     39

       Total Assets             6,770         1,019         (90)       7,699

LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY

Current Liabilities
  Accounts payable              2,954           262                    3,216
  Bank line payable               161                                    161
  Customer deposits                40                                     40
  Accrued pension costs           937                                    937
  Accrued expenses                 63            67                      130
  Current portion of deferred
   compensation                    19                                     19

      Total Current Liabilities 4,174           329            0       4,503

Notes Payable                     460                       (400)         60
Long term pension liability       370                                    370
Deferred compensation, net of
  current portion                  40                                     40
Deferred taxes and other
  liabilities                     214                                    214

     Total Liabilities          5,258          329         (400)       5,187

SHAREHOLDER'S (DEFICIT) EQUITY:

Convertible preference stock,
 Series D, 1,260,460 shares     1,891                                  1,891
issued and outstanding as of
 June 30, 1996
Common Stock, par value $.75
 per share 10,000,000           1,355                                  1,355
shares authorized, 1,603,372
 shares issued as of June 30,
 1996
Other Capital                   7,973          691         310         8,973
Receivable from management        (67)                                   (67)
Deficit                        (9,640)                                (9,640)

   Total Shareholder's Equity
   (Deficit)                    1,51           691         310         2,512

   Total Liabilities and
   Shareholder's Equity
   (Deficit)                   6,770         1,019         (90)        7,699

       Notes:

       1. The purpose of this proforma statement is to report the effects of additional investment and long term debt conversion by Martin Roenigk and Alan Markowitz into CompuDyne Corporation's common stock, and of the acquisition of Shorrock Electronic Systems, Inc. by CompuDyne Corporation.

       2. Martin Roenigk, CompuDyne's chairman and chief executive officer, and his partner Alan Markowitz jointly invested an additional $600 thousand in cash into CompuDyne's common stock on July 8, 1996.

       3. A senior long-term convertible debt of CompuDyne to Roenigk and Markowitz in the principal amount of $400 thousand was converted to equity at the closing of the Shorrock acquisition.

       4. The purchase price for Shorrock was negotiated at $290 thousand based on the tangible book value of Shorrock at June
30, 1996 ($690 thousand) reduced by an acquisition discount of $400 thousand.

       5. An amount of $60 thousand in attorney and accountant fees was included for the acquisition. This amount is reflected in the Capital Change column by an increase of cash outlay and a decrease in the negative value of other assets.

               COMPUDYNE CORPORATION AND SUBSIDIARIES
          PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
          ACQUISITION OF SHORROCK ELECTRONIC SYSTEMS, INC.
                (In Thousands, Except Per Share Data)


                                    Six Months       Shorrock        Proforma
                                    Ended            Operations      Results
                                    June 30 1996

Net sales                            8,381            2,611            10,992

Cost of sales                        7,382            1,851             9,233
  Gross margin                         999              760             1,759

Selling, general and administrative
 expenses                              701            1,089             1,790
Research and development               140                0               140

  Operating income (loss)              158             (329)             (171)

Other (income) expense
  Interest (income) expense             34                                 34
  Other (income) expense                (5)                                (5)

  Total other (income) expense, net     29                0                29

Income (loss) from Continuing
 operations                            129             (329)             (200)
  before income tax provision
Income tax provision (benefit)         (17)                               (17)
Income from continuing operations      146             (329)             (183)
(Loss) from discontinued operations    (25)                               (25)
  Net income                           121             (329)             (208)

Weighted average common shares:
  Primary                            3,084            1,000             4,084

  Fully diluted                      3,484              600             4,084

Net income (loss) per share:
  Continuing operations               0.05                              (0.04)
  Discontinued operations            (0.01)                             (0.01)
Net income (loss) per share           0.04                              (0.05)

Net income (loss) per share -
 full dilution:
  Continuing operations               0.05                              (0.04)
  Discontinued operations            (0.01)                             (0.01)
Net income (loss) per share           0.04                              (0.05)

Note:

Extraordinary charges included in Shorrock's books such as bad debt expenses, interest, excess inventory write-offs during this period has been eliminated for this report.


                       COMPUDYNE CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    ACQUISITION OF SHORROCK ELECTRONIC SYSTEMS, INC.
                        (In Thousands, Except Per Share Data)


                                     Year Ended      Shorrock        Proforma
                                     Dec. 31 1995    Operations      Results

Net sales                            10,308            4,839          15,147

Cost of sales                         8,792            3,278          12,070
  Gross margin                        1,516            1,561           3,077

Selling, general and
 administrative expenses              1,214            3,204           4,418
Research and development                359                0             359

  Operating income (loss)               (57)          (1,643)         (1,700)

Other (income) expense
  Interest (income) expense              22                0              22
  Other (income) expense                186               (3)            183

  Total other (income) expense, net     208               (3)            205

Income (loss) from continuing
 operations                            (265)          (1,640)         (1,905)
  before income tax provision
Income tax provision (benefit)          (55)                             (55)
Income (loss) from continuing
 operations                            (210)          (1,640)         (1,850)

Income from discontinued operations    (453)                            (453)

  Net income (loss)                    (663)          (1,640)         (2,303)

Weighted average common shares:
  Primary                             1,657            1,000           2,657

  Fully diluted                       1,657            1,000           2,657

Net income (loss) per share:
  Continuing operations              (0.13)                             0.70
  Discontinued operations            (0.27)                            (0.17)
    Net income (loss)                (0.04)                            (0.87)

Net income (loss) per share -
full diluted:
  Continuing operations              (0.13)                             0.70
  Discontinued operations            (0.27)                            (0.17)
Net income (loss)                    (0.40)                            (0.87)

Note:

Shorrock's statement of operations reflected in this report is for its fiscal year ended March 31, 1996. All extraordinary charges with respect to Shorrock, such as bad debt expenses, interest, excess inventory write-offs during this period, have been eliminated for this report.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.

                                  COMPUDYNE CORPORATION


Date: September 24, 1996          By:/s/ Martin A. Roenigk

                                  Martin A. Roenigk, Chairman and
                                  Chief Executive Officer